Exhibit 23.2

                  CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Dresser Industries, Inc. pertaining to the Consent Solicitation Statement/Prospectus for the Dresser Guarantee of Baroid's 8% Notes due 2003 and to the incorporation by reference therein of our reports (i) dated February 4, 1993, with respect to the consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities Exchange Commission, and (ii) dated March 1, 1993, with respect to the supplemental consolidated financial statements of Baroid Corporation and Subsidiaries included in its Registration Statement (Form S-3 No. 33-60174) and related Prospectus, filed with the Securities and Exchange Commission.


                                       /s/ERNST & YOUNG
                                       Ernst & Young

    Houston, Texas
    March 31, 1994
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